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                                 EXHIBIT 11(b)

                         Consent of Arthur Andersen LLP





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                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 15, 1997, on the January 31, 1997 financial statements of the Stepstone Funds, incorporated by reference in the Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of the Highmark Funds (File Nos. 33-12608 and 811-5059), and to all references to our firm included in or made part of Post-Effective Amendment No. 23 to the Registration Statement File No. 33-12608 and 811-5059.


                                             /s/ Arthur Andersen LLP

Philadelphia, Pa.
 November 26, 1997





                                  Exhibit 11c